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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8 - K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 8, 1999

                            BALANCED CARE CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     1-13845                   25-1761898
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of  incorporation)                                      Identification No.)

               1215 MANOR DRIVE, MECHANICSBURG, PENNSYLVANIA 17055 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 717-796-6100



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ITEM 5 - OTHER EVENTS

         As described in the attached press release dated October 11, 1999, Balanced Care Corporation (the "Company") announced it had entered into a Subscription Agreement dated October 8, 1999, as amended and restated October 11, 1999 (the "Subscription Agreement"), with IPC Advisors S.A.R.L., a Luxembourg Company ("IPC") owned by a trust whose beneficiaries are Mr. Paul Reichmann, Mrs. Lea Reichmann and their children pursuant to which IPC agreed to make an equity investment of approximately $21 million, in two tranches (the "Transaction"). Under the first tranche, which closed on October 11, 1999, the Company issued to IPC 3,300,000 shares of Series C Convertible Preferred Stock, par value $.001 (the "Series C Preferred Stock"), at $1.25 per share for an aggregate purchase price of $4,125,000. The relative rights, preferences and limitations of the Series C Preferred Stock are set forth in the Certificate of Powers, Designations, Preferences and Rights of the Series C Preferred Stock filed by the Company with the State of Delaware, Office of the Secretary of State, on October 8, 1999 (the "Certificate of Designation"). Under the second tranche, which is subject to approval by a majority of the stockholders of the Company, the Company will issue to IPC 13,400,000 shares of common stock, par value $.001 (the "Common Stock"), at $1.25 per share for an aggregate purchase price of $16,750,000. If stockholder approval is received, the shares of Series C Preferred Stock will automatically convert into shares of Common Stock, and IPC will own approximately 49% of the outstanding shares of Common Stock of the Company (post-Transaction).

         Mr. Brad Hollinger, Chairman and CEO of the Company, and certain other significant shareholders have agreed to vote in favor of the Transaction pursuant to a Voting Agreement dated October 8, 1999 between the stockholders and IPC. Also in connection with the Transaction, the Company entered into a Registration Rights Agreement dated October 8, 1999 with IPC. Under the Registration Rights Agreement, IPC is entitled to certain demand and piggyback registration rights with respect to the shares of Common Stock issued in the Transaction.

         As announced in the press release, the Company has postponed its annual stockholders' meeting, which would have been in November 1999, so that the stockholders may vote on the Transaction. The annual meeting of stockholders will be rescheduled as soon as practicable.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c) Exhibits. The following Exhibits are filed with this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

 Exhibit No.                        Description

 4.1 Subscription Agreement dated October 8, 1999, as amended and restated October 11, 1999 between the Company and IPC.

 4.2                                Registration Rights Agreement dated
                                    October 8, 1999 between the Company and IPC.

 4.3 Certificate of Powers, Designations, Preferences and Rights of Series C Convertible Preferred Stock, par value $.001, filed with the State of Delaware, Office of the Secretary of State on October 8, 1999.

 9.1 Voting Agreement dated October 8, 1999 among IPC, the Company and certain of its stockholders.

99.1                                Press release of the Company  dated
                                    October 11, 1999.

         Pursuant to the Subscription Agreement, the Company and IPC have entered into a standstill agreement under which IPC will not initiate any merger, tender offer or similar transaction for common stock of the Company at a price less than $6.00 per share over the next 36 months without board approval.

         Also as part of the Transaction, the Company's board has been expanded from seven to nine members with IPC appointing four of the nine seats comprising Mr. Paul Reichmann, his son Mr. Barry Reichmann, Mr. George Kuhl and Mr. Manfred Walt. Mr. Reichmann is the Chairman of Central Park Lodges, Ltd., Mr. George Kuhl the Vice Chairman, Mr. Barry Reichmann the President and CEO and Mr. Manfred Walt the Executive Vice President and CFO.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          BALANCED CARE CORPORATION

                                          /s/     Brad E. Hollinger
                                          -------------------------
Date:  October 21, 1999           By:     Brad E. Hollinger
                                          Chairman of the Board,
                                          President and Chief Executive Officer







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                                  EXHIBIT INDEX

Exhibit No.                         Description

 4.1 Subscription Agreement dated October 8, 1999, as amended and restated October 11, 1999 between the Company and IPC.

 4.2                                Registration Rights Agreement dated
                                    October 8, 1999 between the Company and IPC.

 4.3 Certificate of Powers, Designations, Preferences and Rights of Series C Convertible Preferred Stock, par value $.001, filed with the State of Delaware, Office of the Secretary of State on October 8, 1999.

 9.1 Voting Agreement dated October 8, 1999 among IPC, the Company and certain of its stockholders.

99.1                                Press release of the Company dated October
                                    11, 1999.









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